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                                                                  EXHIBIT 10(k)

                        DALLAS SEMICONDUCTOR CORPORATION
                   EXECUTIVE DEFERRED COMPENSATION PLAN TRUST


         This Agreement made this 11th day of June, 1998 by and between Dallas Semiconductor Corporation ("Company") and Wells Fargo Bank, N.A. ("Trustee").


         WHEREAS, Company wishes to establish a trust (hereinafter called "Trust") and to contribute to the Trust assets that shall be held therein, subject to the claims of Company's creditors in the event of Company's Insolvency, as herein defined, until paid to Plan participants and their beneficiaries in such manner and at such times as specified in the Dallas Semiconductor Corporation Executive Deferred Compensation Plan ("Plan");

         WHEREAS, it is the intention of the parties that this Trust shall constitute an unfunded arrangement for tax purposes and shall not affect the status of the Plan as an unfunded plan maintained for the purpose of providing deferred compensation for a select group of management or highly compensated employees for purposes of Title I of the Employee Retirement Income Security Act of 1974; and

         WHEREAS, it is the intention of Company to make contributions to the Trust to provide itself with a source of funds to assist in the meeting of its liabilities under the Plan.

         NOW, THEREFORE, the parties do hereby establish the Trust and agree that the Trust shall be comprised, held and disposed of as follows:


         Section 1. Establishment of Trust.

         (a) Company hereby deposits with Trustee in trust Two Million Two Hundred Forty Thousand Dollars ($2,240,000) (the "Contribution") which shall become the principal of the Trust to be held, administered and disposed of by Trustee as provided in this Trust Agreement.

         (b) The Trust hereby established shall be irrevocable.

         (c) The Trust is intended to be a grantor trust, of which Company is the grantor, within the meaning of subpart E, part I, Subchapter J, chapter 1, subtitle A of the Internal Revenue Code of 1986, as amended, and shall be construed accordingly.

         (d) The principal of the Trust, and any earnings thereon shall be held separate and apart from other funds of Company and shall be used exclusively for the uses and purposes of Plan participants and general creditors as herein set forth. Plan participants and their beneficiaries shall have no preferred claim on, or any beneficial ownership interest in, any assets of the Trust. Any rights created under the Plan and this Trust Agreement shall be mere unsecured contractual rights of Plan participants and their beneficiaries against Company. Any



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assets held by the Trust will be subject to the claims of Company's general creditors under federal and state law in the event of Insolvency, as defined in
Section 3(a) herein.

         (e) Company, in its sole discretion, may at any time, or from time to time, make additional deposits of cash or other property in trust with Trustee to augment the principal to be held, administered and disposed of by Trustee as provided in this Trust Agreement. Neither Trustee nor any Plan participant or beneficiary shall have any right to compel such additional deposits.


         Section 2. Payments to Plan Participants and Their Beneficiaries.

         (a) Company shall deliver to Trustee a schedule (the "Payment Schedule") that indicates the amounts payable in respect of each Plan participant (and his or her beneficiaries), the form in which such amount is to be paid (as provided for or available under the Plan), and the time of commencement for payment of such amounts. Except as otherwise provided herein, Trustee shall make payments to the Plan participants and their beneficiaries in accordance with such Payment Schedule. The Trustee shall make provision for the reporting and withholding of any federal, state or local taxes that may be required to be withheld with respect to the payment of benefits pursuant to the terms of the Plan and shall pay amounts withheld to the appropriate taxing authorities or determine that such amounts have been reported, withheld and paid by Company. The Company shall provide the Trustee with such other information as may be reasonably requested by the Trustee in order to allow the Trustee to comply with all of its distribution, reporting and withholding responsibilities hereunder.

         (b) The entitlement of a Plan participant or his or her beneficiaries to benefits under the Plan shall be determined by Company or such party as it shall designate under the Plan, and any claim for such benefits shall be considered and reviewed under the procedures set out in the Plan.

         (c) Company may make payment of benefits directly to Plan participants or their beneficiaries as they become due under the terms of the Plan. Company shall notify Trustee of its decision to make payment of benefits directly prior to the time amounts are payable to participants or their beneficiaries. In addition, if the principal of the Trust, and any earnings thereon, are not sufficient to make payments of benefits in accordance with the terms of the Plan, Company shall make the balance of each such payment as it falls due. Trustee shall notify Company where principal and earnings are not sufficient.


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         Section 3. Trustee Responsibility Regarding Payments to Trust
Beneficiary When Company Is Insolvent.

         (a) Trustee shall cease payment of benefits to Plan participants and their beneficiaries if the Company is Insolvent. Company shall be considered "Insolvent" for purposes of this Trust Agreement if (i) Company is unable to pay its debts as they become due, or (ii) Company is subject to a pending proceeding as a debtor under the United States Bankruptcy Code.

         (b) At all times during the continuance of this Trust, as provided in
Section 1(d) hereof, the principal and income of the Trust shall be subject to claims of general creditors of Company under federal and state law as set forth below.

                  (1) The Board of Directors and the Chief Executive Officer of Company shall have the duty to inform Trustee in writing of Company's Insolvency. If a person claiming to be a creditor of Company alleges in writing to Trustee that Company has become Insolvent, Trustee shall determine whether Company is Insolvent and, pending such determination, Trustee shall discontinue payment of benefits to Plan participants or their beneficiaries.

                  (2) Unless Trustee has actual knowledge of Company's Insolvency, or has received notice from Company or a person claiming to be a creditor alleging that Company is Insolvent, Trustee shall have no duty to inquire whether Company is Insolvent. Trustee may in all events rely on such evidence concerning Company's solvency as may be furnished to Trustee and that provides Trustee with a reasonable basis for making a determination concerning Company's solvency.

                  (3) If at any time Trustee has determined that Company is Insolvent, Trustee shall discontinue payments to Plan participants or their beneficiaries and shall hold the assets of the Trust for the benefit of Company's general creditors. Nothing in this Trust Agreement shall in any way diminish any rights of Plan participants of their beneficiaries to pursue their rights as general creditors of Company with respect to benefits due under the Plan or otherwise.

                  (4) Trustee shall resume the payment of benefits to Plan participants or their beneficiaries in accordance with Section 2 of this Trust Agreement only after Trustee has determined that Company is not Insolvent (or is no longer Insolvent).

         (c) Provided that there were sufficient assets, if Trustee discontinues the payment of benefits from the Trust pursuant to Section 3(b) hereof and subsequently resumes such payments, the first payment following such discontinuance shall include the aggregate amount of all payments due to Plan participants or their beneficiaries under the terms of the Plan for the period of such discontinuance, less the aggregate amount of any payments made to Plan participants or their beneficiaries by Company in lieu of the payments provided for hereunder during any such period of discontinuance.


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         Section 4. Payments to Company.

         Except as provided in Section 3 hereof, after the Trust has become irrevocable, Company shall have no right or power to direct Trustee to return to Company or to divert to others any of the Trust assets before all payment of benefits have been made to Plan participants and their beneficiaries pursuant to the terms of the Plan.


         Section 5. Investment Authority.

         (a) Subject to Company's rights under Section 5(d), and subject further to Section 5(e), Trustee shall invest all contributions solely in Company's authorized common stock, $.02 par value ("Company Stock"), within ten
(10) trading days after receipt or, if necessary to prevent unusual fluctuations in the Company Stock's price, as soon as reasonably possible after receipt. Subject to Sections 5(d) and 5(e), Trustee shall hold the shares of Company Stock so acquired until January 1, 2005. Company Stock shall be sold to fund benefit payments under the Plan as needed and shall be sold only as needed to fund benefit payments under the Plan or to return forfeitures to the Company under the Plan. All purchases of Company Stock shall be made on the open market at fair market value. Until invested in Company Stock, all contributions and income that are not needed for current expenditures shall be held in interest-bearing investments under Section 5(b)(4) pending the investment of such funds in Company Stock.

         (b) Subject to the provisions of Section 5(a), 5(d) and 5(e), Trustee shall have the following investment powers:

                  (1) To invest in any properties, real or personal or mixed, including but not limited to, common or preferred stocks (including Company Stock or rights to acquire Company Stock), securities, or any other interest in any corporation, interests in investment trusts and mutual funds, bonds, notes or other evidences of indebtedness or ownership, first mortgages, real property, leases on real property, contracts to sell real property, contracts of sale of real property, short-term cash equivalents having ready marketability, including but not limited to U.S. Treasury bills, commercial paper, certificates of deposit, savings shares or savings share accounts of savings and loan associations, and similar type securities, and any other property of any kind or nature whatsoever;

                  (2) To purchase or subscribe for property and to retain it as a Trust asset; to sell any Trust asset at any time held by it at either public or private sale for cash or other consideration or on credit at such time or times and on such terms and conditions as may be deemed appropriate; to exchange such Trust assets and to grant options for the purchase or exchange thereof; and to convey, partition, or otherwise dispose of,


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         with or without covenants, including covenants of warranty of title, any property free of all trusts;

                  (3) To register any property held by it hereunder in the name of Trustee or in the names of nominees with or without the addition of words indicating that such property is held in a fiduciary capacity, to take and hold the same unregistered or in form permitting transferability by delivery, to deposit or arrange for the deposit of securities in a qualified central depository even though, when so deposited, such property may be held in the name of the nominee of such depository with other securities deposited therein by other persons, or to deposit or to arrange for the deposit of any property issued by the United States government, or any agency or instrumentality thereof, with a Federal Reserve bank, provided that the books and records of Trustee shall at all times disclose that all such property is a Trust asset;

                  (4) To invest cash balances held by Trustee, from time to time, in short-term cash equivalents having ready marketability, including but not limited to money market mutual funds (including those for which Trustee or its affiliate act as investment advisor), U.S. Treasury bills, commercial paper, certificates of deposit, savings shares or savings share accounts of savings and loan associations, and similar type securities;

                  (5) Generally to do all such acts, to make, execute, acknowledge, and deliver any and all deeds, leases, assignments, oil and gas leases, documents of transfer, and conveyances, receipts, releases, agreements, and without limitation by the foregoing, to execute any and all other instruments, take all such proceedings and exercise all such rights and powers with relation to any Trust asset to the same extent as an individual might do with respect to his own property; and

                  (6) To deposit all or any Trust assets with a custodian, subject to the direction and control of the Trustee.

         (c) Subject to Section 5(a) and Section 5(e), Trustee may invest in securities (including stock or rights to acquire stock) or obligations issued by Company. All rights associated with assets of the Trust shall be exercised by Trustee or the person designated by Trustee, and shall in no event be exercisable by or rest with Plan participants.

         (d) Company shall have the right at anytime, and from time to time in its sole discretion, to substitute assets of equal fair market value for any asset held by the Trust. This right is exercisable by Company in a nonfiduciary capacity without the approval or consent of any person in a fiduciary capacity.

         (e) Company shall have full investment responsibility for the purchase, sale, retention, tender and voting of Company Stock and for any insurance contracts, and Trustee shall act with respect to Company Stock and any insurance contracts only as provided in this Section or as otherwise directed by Company.


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         Section 6. Disposition of Income.

         During the term of this Trust, all income received by the Trust, net of expenses and taxes, shall be accumulated and reinvested as provided in
Section 5.


         Section 7. Accounting by Trustee.

         Trustee shall keep accurate and detailed records of all investments, receipts, disbursements, and all other transactions required to be made, including such specific records as shall be agreed upon in writing between Company and Trustee. Within thirty (30) days following the close of each calendar quarter and within thirty (30) days after the removal or resignation of Trustee, Trustee shall deliver to Company a written account of its administration of the Trust during such quarter or during the period from the close of the last preceding quarter to the date of such removal or resignation, setting forth all investments, receipts, disbursements and other transactions effected by it, including a description of all securities and investments purchased and sold with the cost or net proceeds of such purchases or sales (accrued interest paid or receivable being shown separately), and showing all cash, securities and other property held in the Trust at the end of such quarter or as of the date of such removal or resignation, as the case may be.


         Section 8. Responsibility of Trustee.

         (a) Trustee shall act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims, provided, however, that Trustee shall incur no liability to any person for any action taken pursuant to a direction, request or approval given by Company which is contemplated by, and in conformity with, the terms of this Trust and is given in writing by Company. In the event of a dispute between Company and a party, Trustee may apply to a court of competent jurisdiction to resolve the dispute. In the event of a conflict between the terms of the Trust and the terms of the Plan solely with respect to the Trustee's obligations, the terms of the Trust shall take precedence to the extent consistent with applicable law.

         (b) If Trustee undertakes or defends any litigation arising in connection with this Trust, Company agrees to indemnify Trustee against Trustee's costs, expenses and liabilities (including, without limitation, attorneys' fees and expenses) relating thereto and to be primarily liable for such payments. If Company does not pay such costs, expenses and liabilities in a reasonably timely manner, Trustee may obtain payment from the Trust.

         (c) Trustee shall have, without exclusion, all powers conferred on Trustees by applicable law, unless expressly provided otherwise herein; provided, however, that if an insurance policy is held as an asset of the Trust, Trustee shall have no power to name a



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beneficiary of the policy other than the Trust, to assign the policy (as distinct from conversion of the policy to a different form) other than to a successor Trustee, or to loan to any person the proceeds of any borrowing against such policy.

         (d) Notwithstanding any powers granted to Trustee pursuant to this Trust Agreement or to applicable law, Trustee shall not have any power that could give this Trust the objective of carrying on a business and dividing the gains therefrom, within the meaning of section 301.7701-2 of the Procedure and Administrative Regulations promulgated pursuant to the Internal Revenue Code.


         Section 9. Compensation and Expenses of Trustee.

         Company shall pay all administrative and Trustee's fees and expenses. If not so paid, the fees and expenses shall be paid from the Trust.


         Section 10. Resignation and Removal of Trustee.

         (a) Trustee may resign at any time by written notice to Company, which shall be effective thirty (30) days after receipt of such notice unless Company and Trustee agree otherwise.

         (b) Trustee may be removed by Company on thirty (30) days notice or upon shorter notice accepted by Trustee.

         (c) If Trustee resigns or is removed within four (4) years of a Change of Control, as defined herein, Company shall apply to a court of competent jurisdiction for the appointment of a successor Trustee or for instructions.

         (d) Upon resignation or removal of Trustee and appointment of a successor Trustee, all assets shall subsequently be transferred to the successor Trustee. The transfer shall be completed within fifteen (15) days after receipt of notice of resignation, removal or transfer, unless Company extends the time limit, which extension Company will not unreasonably withhold.

         (e) If Trustee resigns or is removed, a successor shall be appointed, in accordance with Section 11 hereof, by the effective date of resignation or removal under paragraph (a) or (b) of this section. If no such appointment has been made, Trustee may apply to a court of competent jurisdiction for appointment of a successor or for instructions. All expenses of Trustee in connection with the proceeding shall be allowed as administrative expenses of the Trust.


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         Section 11. Appointment of Successor.

         (a) If Trustee resigns or is removed in accordance with Section 10(a) or (b) hereof, Company may appoint any third party, such as a bank trust department or other party that may be granted corporate trustee powers under state law, as a successor to replace Trustee upon resignation or removal. The appointment shall be effective when accepted in writing by the new Trustee, who shall have all of the rights and powers of the former Trustee, including ownership rights in the Trust assets. The former Trustee shall execute any instrument necessary or reasonably required by Company or the successor Trustee to evidence the transfer.

         (b) If Trustee resigns or is removed pursuant to the provisions of
Section 10(c) hereof, the appointment of a successor Trustee shall be effective when accepted in writing by the new Trustee. The new Trustee shall have all the rights and powers of the former Trustee, including ownership rights in Trust assets. The former Trustee shall execute any instrument necessary or reasonably requested by the successor Trustee to evidence the transfer.

         (c) The successor Trustee need not examine the records and acts of any prior Trustee and may retain or dispose of existing Trust assets, subject to Sections 5, 7, and 8 hereof. The successor Trustee shall not be responsible for and Company shall indemnity and defend the successor Trustee from any claim or liability resulting from any action or inaction of any prior Trustee or from any other past event, or any condition existing at the time it becomes successor Trustee.


         Section 12. Amendment or Termination.

         (a) This Trust Agreement may be amended by a written instrument executed by Trustee and Company. Notwithstanding the foregoing, no such amendment shall conflict with the terms of the Plan or shall make the Trust revocable after it has become irrevocable in accordance with Section 1(b) hereof.

         (b) The Trust shall not terminate until the date on which Plan participants and their beneficiaries are no longer entitled to benefits pursuant to the terms of the Plan, unless sooner revoked in accordance with
Section 12(c) hereof. Upon termination of the Trust any assets remaining in the Trust shall be returned to Company.

         (c) Upon written approval of participants or beneficiaries entitled to payment of benefits pursuant to the terms of the Plan, Company may terminate this Trust prior to the time all benefit payments under the Plan have been made. All assets in the Trust at termination shall be returned to Company.

         (d) Sections 1(b), 1(e), 4, 10(c), 12(a), 12(c), 12(d), and 13(d) of
this Trust Agreement may not be amended by Company for four (4) years following a Change of Control, as defined herein.



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         Section 13. Miscellaneous.

         (a) Any provision of this Trust Agreement prohibited by law shall be ineffective to the extent of any such prohibition, without invalidating the remaining provisions hereof.

         (b) Benefits payable to Plan participants and their beneficiaries under this Trust Agreement may not be anticipated, assigned (either at law or in equity), alienated, pledged, encumbered or subjected to attachment, garnishment, levy, execution or other legal or equitable process.

         (c) This Trust Agreement shall be governed by and construed in accordance with the laws of the State of Texas.

         (d) For purposes of this Trust, Change of Control shall mean: (i) any time at which any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended on the date of adoption of the
Plan), other than the Company, a subsidiary of the Company or any savings, pension, or other benefit plan for the benefit of employees of the Company or its subsidiaries, acquires or otherwise becomes the beneficial owner of shares of Company Stock (or any other voting securities of the Company, or options, warrants or other securities or rights convertible into, exchangeable for or exercisable for Company Stock or any other voting securities of the Company) in a transaction or series of transactions that results in such person, directly or indirectly, owning more than twenty percent (20%) of the outstanding shares of Company Stock (including, for this purpose, all other securities having the right to vote generally in the election of directors); (ii) in connection with or as a result of any cash tender offer, merger or other business combination, sale of assets or contested election (by proxy or otherwise), resignation of director(s), or any combination of the foregoing transactions (a "Transaction"), such time as the persons who were non-employee directors before the Transaction shall cease to constitute at least a majority of the non-employee directors on the Board of Directors of the Company or any successor to the Company; or (iii) the election of any person other than C. V. Prothro as chairman and chief executive officer of the Company. Company shall immediately notify Trustee of any Change of Control. Trustee may conclusively rely upon such notice and shall have no duty to determine whether a Change of Control has occurred.


         Section 14. Effective Date.

         The effective date of this Trust Agreement shall be December 31, 1997.

                                            DALLAS SEMICONDUCTOR CORPORATION

                                            BY: C. V. PROTHRO



                                            WELLS FARGO BANK, N.A.

                                            BY:  VARLEEN DOYLE


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